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                                                                     Exhibit 5.1


                          [LETTERHEAD OF JONES VARGAS]

                                 ATTORNEYS AT LAW

                                THIRD FLOOR SOUTH

                           3773 HOWARD HUGHES PARKWAY

                          LAS VEGAS, NEVADA 89109-0949

                  TEL(702) 862-3300          FAX (702)734-2722

                              WWW.JONESVARGAS.COM



                                 August 2, 2002

JAG Media Holdings, Inc.
6865 SW 18th Street, Suite B13
Boca Raton, FL  33433


         Re: JAG Media Holdings, Inc. - Registration Statement on Form SB-2 in respect of 24,911,807 Shares of Class A Common Stock, par value $0.00001 per share
                  --------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special Nevada counsel to JAG Media Holdings, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the offer and sale of up to 24,911,807 shares (the "Shares") of the Company's Class A Common Stock, par value $0.00001 per share, (a) 20,000,000 of which may be issued to, and offered for sale by, Cornell Capital, LP ("Cornell"), pursuant to an equity line purchase agreement between the Company and Cornell effective as of April 9, 2002 (the "Purchase Agreement"); (b) 3,275,000 of which have been reserved for issuance upon the exercise of presently outstanding stock options and stock purchase warrants (collectively, the "Options and Warrants") and may be offered for sale from time to time by the holders of the Options and Warrants identified in the Prospectus forming part of the Registration Statement upon exercise thereof; and (c) 1,636,807 of which may be offered for sale from time to time by certain stockholders of the Company identified in the prospectus forming part of the Registration Statement.

         In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares and the Purchase Agreement and the Options and Warrants. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.


                          [LETTERHEAD OF JONES VARGAS]

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JAG Media Holdings, Inc.
August 2, 2002
Page 2


         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified, photostatic, facsimile or electronically transmitted copies.

         Based upon the foregoing and the proceedings taken by the Company referred to above, we are of the opinion that the Shares have been duly authorized, and are, or in the case of the Shares issuable pursuant to the Purchase Agreement and the Options and Warrants, upon issuance, delivery and payment therefor pursuant to the Purchase Agreement or on exercise of the Options and Warrants as contemplated in the Registration Statement, will be, validly issued, fully paid and nonassessable.

         Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada as in effect on the date hereof. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.



                                             Very truly yours,

                                             /s/ Jones Vargas
                                             Jones Vargas